Exhibit 10.3

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, effective as of the 31st day of March, 2015, is entered into between SOTHEBY'S, a Delaware corporation (the "Corporation"), and Thomas S. Smith (the “Executive”).

WITNESSETH:

WHEREAS, the Board of Directors of the Corporation (the "Board") has approved the grant to the Executive, effective as of the date that he commences employment under the terms of his employment agreement with the Corporation dated as of March 13, 2015 (the “Employment Agreement”), of 158,638 shares of common stock of the Corporation, subject to the transfer and forfeiture restrictions and limitations set forth in Section 1 hereof (the “Restricted Shares”) as an inducement for the Executive to enter into the employ of the Corporation.

NOW, THEREFORE, it is agreed as follows:

1.    Award of Restricted Stock. None of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered until such Shares become vested as determined pursuant to the schedule set forth in Section 2 or at such earlier date as such restrictions shall otherwise lapse under Section 4 or Section 5 of this Agreement. For purposes of this letter, the period during which the Restricted Shares remain subject to the transfer restrictions set forth in this Section 1 shall be called the “Restricted Period.”

2.    Vesting Schedule. Unless such period shall earlier lapse in accordance with the express terms of Section 4 or Section 5 of this Agreement, the Restricted Period shall lapse as to the specified portion of the Restricted Shares in accordance with the following schedule:

Vesting Date	Number of Shares Vesting
March 4, 2016	49,726
September 1, 2016	29,108
September 1, 2017	79,804

3.     Forfeiture of Restricted Stock Upon Voluntary Termination or Termination for Cause. If (i) the Executive voluntarily terminates his employment with the Corporation and each of its subsidiaries other than for Good Reason or (ii) the Executive’s employment is terminated by the Corporation for Cause prior to the lapsing of the Restricted Period, any Restricted Shares then still subject to the transfer restrictions set forth in Section 1 shall be forfeited and revert back to the Corporation without any payment to the Executive. For purposes of this Agreement, the terms Cause and Good Reason shall have the meanings ascribed thereto in the Employment Agreement.

4.     Vesting Upon Death, Disability, Termination by the Corporation Without Cause or Voluntary Termination for Good Reason. If the Executive’s employment with the Corporation and each of its subsidiaries terminates due to (i) his death, (ii) his Disability, (iii) the termination of his employment by the Corporation without Cause or (iv) the termination of his employment by the Executive for Good Reason, then notwithstanding the schedule set forth in Section 2, the Restricted Period shall immediately and automatically lapse, without further action by the Corporation, on the date of such termination as to any Restricted Shares then still subject to the transfer restrictions set forth in Section 1 and the Restricted Shares that have not previously vested shall immediately vest. For purposes of this Agreement, Disability shall have the meaning ascribed thereto in the Employment Agreement.

5.     Change in Control. Notwithstanding any other provision of this letter to the contrary, the Restricted Period shall lapse upon the occurrence of a Change in Control. For purposes of this Agreement, a Change in Control shall mean a change in control of the Corporation, as defined in the Corporation’s Second Amended and Restated Restricted Stock Unit Plan as in effect on the date hereof (a “Change in Control”).

6.     Rights as a Shareholder. The Executive shall have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the shares and to receive dividends.

7.     Conversions and Property Distributions. In the event the Restricted Shares are exchanged for or converted into other securities (including another class of the Corporation’s common stock) or in the event that any distribution is made with respect to such Restricted Shares, whether in additional shares of the same class of the Corporation’s common stock, other securities of the Corporation or in other property, the securities or other property that the Executive receives shall be subject to the same restrictions as apply to the Restricted Shares and shall for all purposes of this Agreement be treated as though such property is the Restricted Shares. The vesting provisions in Section 2 hereof shall be applied to such other property in the same proportions as such schedule applied to the Restricted Shares originally granted hereunder.

8.     Registration. The Corporation shall cause the Restricted Shares to be registered with the Securities and Exchange Commission so as to allow Executive the right to sell such securities without limitation on account of such Restricted Shares being restricted securities. Such registration shall be effected on or before the date the Restricted Securities become vested or at such reasonable time thereafter as the Company determines is necessary or appropriate to comply with the applicable requirements of the federal securities laws or any requirements of any securities exchange or market upon which the shares would trade. Regardless of whether the Restricted Shares have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. Stock certificates evidencing any shares awarded pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this paragraph shall be conclusive as to all binding persons.
9.    Securities Law Representations. As of the date of this Agreement and also as of the date of any issuance of Restricted Shares, Executive represents and warrants to the Corporation that Executive: (i) is not investing in the Restricted Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any media, broadcast publicly or presented at any presentation; (ii) is an “accredited investor” as defined in Regulation D adopted under the Securities Act of 1933, as amended (the “Securities Act”); (iii) confirms that until registered in accordance with Section 8, the Restricted Shares will not be registered securities under the Securities Act or any other securities law, and Executive may not transfer the Restricted Shares other than in compliance with this Agreement and available registration exemptions under the Securities Act and other applicable securities laws; and (iv) is acquiring the Restricted Shares solely for himself, for investment purposes only, and not with a view to the resale, pledge or distribution of any Restricted Shares except in accordance with their terms, e.g., after vesting.

10.    Withholding. Upon the lapse of the Restricted Period as to any of the Restricted Shares, such shares will be deemed taxable at such date and the Corporation shall have the right to effect the withholding of any taxes required to be withheld at applicable law (the “Withholding Tax”). The Withholding Tax may be satisfied either (i) by the Executive paying the amount of the required Withholding Tax to the Corporation in cash, (ii) by the Corporation retaining from the shares as to which the Restricted Period shall have lapsed that number of whole shares having a fair market value (as determined by the Corporation in a manner consistent with its generally applicable practices) at least equal to the amount of the required Withholding Tax, or (iii) by a combination of the foregoing; provided, however, that if and to the extent that the Withholding Tax is satisfied using shares as to which the Restricted Period has lapsed, the applicable Withholding Tax shall be based on the minimum amount required to be withheld at applicable law.

11.    Rights as an Employee. Nothing in this Agreement shall be deemed to confer upon the Executive any right to continue in the employ of the Corporation or any of its subsidiaries, or to interfere with or limit in any way the right of the Corporation or any of its subsidiaries to terminate such employment in accordance with the terms and conditions of the Employment Agreement.

12.    Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to the attention of the Corporation’s Human Resource Department at 1334 York Avenue, New York, New York 10021; and any notice to the Executive shall be addressed to him at the address on file with the Corporation on the date hereof or at such other address as he may hereafter designate in writing.

13.    Choice of Law. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

SOTHEBY’S

By: /S/ SUSAN ALEXANDER

Its:     EVP, Worldwide Head of HR

Dated:    March 31, 2015

EXECUTIVE

By: /S/ THOMAS S. SMITH
Executive’s Signature

Dated:    4/1/15